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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2004 with respect to the consolidated financial statements of Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Clayton Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado
February 9, 2006

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Consent of Independent Registered Public Accounting Firm